                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                            SENECA FOODS CORPORATION,
                     CARL MARKS STRATEGIC INVESTMENTS, L.P.,
                    CARL MARKS STRATEGIC INVESTMENTS II, L.P.
                              AND URANUS FUND, LTD.


                            Dated as of June 22, 1998

                                TABLE OF CONTENTS

                                                                           Page

1.       DEFINITIONS..........................................................3

2.       CLOSING.............................................................13
         2.1        Time and Place of the Closing............................13
         2.2        Transactions at the Closing..............................14

3.       CONDITIONS TO THE CLOSING...........................................15
         3.1        Conditions Precedent to the Obligations of the
                     Purchaser...............................................15
                    3.1.1  Compliance by the Company.........................15
                    3.1.2  Shareholder Approval..............................16
                    3.1.3  Rights Offering...................................16
                    3.1.4  Amendment to Certificate of Incorporation.........16
                    3.1.5  Board of Directors................................16
                    3.1.6  Consents..........................................17
                    3.1.7  Hart-Scott-Rodino.................................18
                    3.1.8  Absence of Material Adverse Effect................18
                    3.1.9  Nasdaq Listing....................................18
                    3.1.10 Stock Price.......................................18
                    3.1.11 Legal Opinions....................................18
                    3.1.12 Exemption from Special Voting Requirements........18
                    3.1.13 Officer's Certificate.............................19
                    3.1.14 Secretary's Certificate...........................19
                    3.1.15 No Injunction.....................................19
                    3.1.16 Change of Control.................................20
         3.2        Conditions Precedent to Obligations of the Company.......20
                    3.2.1  Compliance by the Purchaser.......................20
                    3.2.2  Shareholder Approval..............................20
                    3.2.3  Consents..........................................20
                    3.2.4  Hart-Scott-Rodino.................................21
                    3.2.5  Nasdaq Listing....................................21
                    3.2.6  No Injunction.....................................21

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................21
         4.1        Corporate Existence and Power............................21
         4.2        Power and Authority......................................22
         4.3        Affiliate Transactions...................................23

         4.4        No Contravention, Conflict, Breach, Etc..................24
         4.5        Consents.................................................24
         4.6        Capitalization of the Company............................25
         4.7        No Rights Plan...........................................27
         4.8        Registration Rights......................................27
         4.9        Subsidiaries.............................................27
         4.10       SEC Documents............................................29
         4.11       Financial Statements.....................................31
         4.12       No Existing Violation, Default, Etc......................32
         4.13       Licenses and Permits.....................................34
         4.14       Title to Properties......................................35
         4.15       Intellectual Property....................................35
         4.16       Environmental Matters....................................38
         4.17       Taxes....................................................39
         4.18       Litigation...............................................42
         4.19       Labor Matters............................................42
         4.20       Employee Benefits........................................43
         4.21       Contracts................................................45
         4.22       Contingent Liabilities...................................46
         4.23       No Material Adverse Effect...............................46
         4.24       Finder's Fees............................................48
         4.25       Investment Company.......................................48
         4.26       Exemption from Registration; Restrictions on Offer
                      and Sale of Same or Similar Securities.................48
         4.27       Use of Proceeds..........................................49
         4.28       Full Disclosure..........................................49

5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................49
         5.1        Partnership Existence and Power..........................49
         5.2        Power and Authority......................................50
         5.3        No Contravention, Conflict, Breach, Etc..................50
         5.4        Consents.................................................51
         5.5        Acquisition for Own Account..............................51
         5.6        Third Party Agreements...................................52
         5.7        Finder's Fee.............................................52
         5.8        Ownership of Common Stock................................53
         5.9        Full Disclosure..........................................53

6.       COVENANTS OF THE PARTIES............................................53
         6.1        Shareholder Meeting; Proxy Material; Certificate
                      of Amendment...........................................53
         6.2        Rights Offering..........................................54
         6.3        Rights Offering Registration Statement...................55
         6.4        Pre-Closing Activities...................................58

         6.5        Option Shares............................................62
         6.6        Hart-Scott-Rodino........................................63
         6.7        Access to Information....................................63
         6.8        Publicity................................................64
         6.9        Certificates for Shares To Bear Legends..................64
         6.10       Reservation of Shares....................................65

7.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
         COVENANTS...........................................................65

8.       INDEMNIFICATION.................................... ................66
         8.1        Indemnification by the Company...........................66
         8.2        Notification.............................................67
         8.3        Registration Rights Agreement............................69

9.       TERMINATION.........................................................70
         9.1        Termination..............................................70
         9.2        Expenses.................................................71
         9.3        Effect of Termination....................................71

10.      MISCELLANEOUS.......................................................72
         10.1       Performance; Waiver......................................72
         10.2       Extension or Modification of Rights Offering.............72
         10.3       Successors and Assigns...................................73
         10.4       Notices..................................................73
         10.5       Governing Law............................................74
         10.6       Severability.............................................74
         10.7       Headings; Interpretation.................................75
         10.8       Entire Agreement.........................................75
         10.9       No Third Party Rights....................................75
         10.10      Counterparts.............................................75


EXHIBITS
     A   Pillsbury Letter Agreement
     B   Certificate of Amendment
     C   Registration Rights Agreement
     D   Rights Offering Registration Statement
     E   Shareholders Agreement
     F   Jaeckle Fleischmann & Mugel, LLP Opinion
     G   Chamberlain, D'Amanda, Oppenheimer & Greenfield Opinion
SCHEDULES
     I   Shares Purchased

                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT ("AGREEMENT"), dated as of June 22, 1998, by and among Seneca Foods Corporation, a New York corporation (the "Company"), Carl Marks Strategic Investments, L.P., a Delaware limited partnership ("CMSI"), Carl Marks Strategic Investments II, L.P., a Delaware limited partnership ("CMSI II"), Uranus Fund, Ltd., a Cayman Islands corporation ("Uranus" and, together with CMSI and CMSI II, the "Purchasers").
                  WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase, an aggregate of 1,166,667 shares of Convertible Participating Preferred Stock, par value $.025 per share, of the Company (the "Preferred Stock"), at a purchase price equal to $12.00 per Share (the "Purchase Price Per Share") (or $14,000,004 in the aggregate) upon the terms and subject to the conditions set forth herein;
                  WHEREAS, each share of Preferred Stock may be converted at any time by the holder thereof into one share of Class A Common Stock, par value $.25 per share, of the Company (the "Class A Common Stock");
                  WHEREAS, the Company proposes, as soon as practicable after the Rights Offering Registration Statement (as defined herein) becomes effective, to distribute to holders of its Class A Common Stock and Class B common stock, par value $.25 per share, of the Company (the "Class B Common
Stock" and, together with the Class A Common Stock, the "Common Stock") transferable rights (the "Rights") to subscribe for and purchase up to an aggregate of 3,000,000 shares of the Preferred Stock at a subscription price equal to the Purchase Price Per Share;

                  WHEREAS, pursuant to the Rights Offering (as defined herein), stockholders of record will receive one-half of a Right for each share of Common Stock held by them as of the applicable record date, and each whole Right will entitle the holder to purchase one share of Preferred Stock at the Purchase Price Per Share;
                  WHEREAS, the Company desires to assure the sale of at least 2,500,000 of the shares of Preferred Stock as a result of the Rights Offering in order to realize proceeds of not less than $30,000,000 (the "Minimum Proceeds");
                  WHEREAS, Arthur S. Wolcott (Individually and as Trustee), Audrey S. Wolcott (as Trustee), Susan W. Stuart (Individually and as Trustee for Alexius Lyle Wadell and Kyle Aaron Wadell), Donald Stuart, Kraig H. Kayser (Individually and as Trustee for certain Kayser family trusts), Kurt Kayser, Karl Kayser, Marilyn W. Kayser, Robert Oppenheimer (as Trustee of certain Kayser family trusts), Mark S. Wolcott (Individually and as Trustee for Erin Lorraine Wolcott and Cassandra Jean Wolcott), Kari Wolcott, Bruce S. Wolcott (Individually and as Trustee for Kaitlin Kerr Wolcott, Michael Stanton Wolcott and Paige Strode Wolcott), Constance Wolcott, Grace W. Wadell (Individually and as Trustee for Sara Elizabeth Stuart, Jennifer Grace Stuart and Donald Arthur Stuart), Aaron Wadell and The Pillsbury Company ("Pillsbury") (collectively, the "Existing Shareholders"), the owners of approximately 30.4% of the outstanding Class A Common Stock and approximately 23.8% of the outstanding Class B Common Stock, have advised the

Company that, pursuant to the terms of the Shareholders Agreement (as defined herein) and a letter agreement, dated as of June 9, 1998, between Pillsbury and the Company and attached as Exhibit A hereto, respectively, they will not exercise any of their Rights;
                  WHEREAS, in lieu thereof, and to assist the Company in its efforts to assure realization of the Minimum Proceeds, the Purchasers have offered to purchase from the Company, and the Company is willing to sell to the Purchasers at the Purchase Price Per Share, up to 2,500,000 shares of Preferred Stock that otherwise would have been available for purchase by the shareholders of the Company pursuant to the Rights Offering; and
                  WHEREAS, if less than 2,500,000 shares of Preferred Stock become available for purchase by the Purchasers following the Rights Offering, the Purchasers may require the Company to issue and sell to them additional shares of Preferred Stock so as to permit them to acquire up to 2,500,000 shares of Preferred Stock (subject to certain limitations).
                  NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Company and the Purchasers agree as follows:

         1.       DEFINITIONS.
                  The terms defined in this Section 1 shall have the following meanings for all purposes of this Agreement:
                  "Act" means the Securities Act of 1933, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.
                  An "Affiliate" of, or a person "affiliated" with, a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.
                 "Alliance Agreement" has the meaning set forth in Section 4.12. "Annual Report" means the Company's Annual Report on Form 10-K for the year ended March 31, 1997, as filed with the SEC (including all exhibits and schedules thereto and documents incorporated by reference therein).
                 "Benefit Plans" has the meaning set forth in Section 4.20.

                  "Blank Check Preferred Stock" means preferred stock, Class A, par value $0.025 per share, of the Company.
                  "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.
                  "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banks are required or permitted to be closed in the State of New York.
                  "By-Laws" means the By-laws of the Company, as amended through the date hereof.
                  "Certificate of Amendment" means the Certificate of Amendment of the Certificate of Incorporation to be filed for recording by the Company with the Department of State of the State of New York on or prior to the date and time of the Closing, in the form attached as Exhibit B hereto.
                  "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company, as filed for recording with the Department of State of the State of New York, as amended through the date hereof.
                  "Change of Control" means the acquisition by any Person or 13D Group (other than the parties to the Shareholders Agreement and their Affiliates) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of the outstanding Voting Securities representing 25% or more of the voting power of the Company.

             "Class A Common Stock" has the meaning set forth in the preamble to this Agreement.
             "Class B Common Stock" has the meaning set forth in the preamble to this Agreement.
             "Closing" has the meaning set forth in Section 2.1.
             "Closing Date" has the meaning set forth in Section 2.1.
             "CMSI" has the meaning set forth in the preamble to this Agreement.
             "CMSI II" has the meaning set forth in the preamble to this
Agreement.
             "Code" means the Internal Revenue Code of 1986, as amended.
             "Common Stock" has the meaning set forth in the preamble to this
Agreement.
             "Company" has the meaning set forth in the preamble to this
Agreement.
             "Conversion  Shares"  means the shares of Class A Common Stock issuable upon conversion of the Preferred Stock pursuant to the terms of the Certificate of Amendment.
              "Credit Agreement" has the meaning set forth in Section 4.12. "Disclosure Letter" has the meaning set forth in Article 4.
              "Draft Form 10-K" means the draft of the Company's Annual Report on Form 10-K for the year ended March 31, 1998, dated June 12, 1998 (excluding all exhibits and schedules thereto and documents incorporated by reference therein), and the draft of the Company's annual report for the year ended March 31, 1998, dated June 16, 1998, each in the form previously delivered to the Purchasers.
                  "Encumbrance" means any mortgage, pledge, lien, security interest, restriction upon voting or transfer, claim or other encumbrance of any kind.
                  "Environmental Laws" means all federal, state, local and foreign laws, principles of common law, regulations, codes and ordinances, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment, or health and safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et
                                                                              --
seq., the Resource  Conservation and Recovery Act, 42 U.S.C.  Sec. 6901 et seq.,
---                                                                     ------
the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., the Federal Water
                                                      ------
Pollution Control Act, 33 U.S.C. Sec. 1251 et seq., the Clean Air Act, 42 U.S.C.
                                           ------
Sec. 7401 et seq., the Federal  Insecticide,  Fungicide and  Rodenticide  Act, 7
          ------
U.S.C. Sec. 121 et seq., the Occupational  Safety and Health Act, 29 U.S.C. Sec.
                ------
651 et seq., the Asbestos Hazard Emergency  Response Act, 15 U.S.C. Sec. 2601 et
    ------                                                                    --
seq.,  the Safe  Drinking  Water  Act,  42  U.S.C.  Sec.  300f et seq.,  the Oil
----                                                           ------
Pollution Act of 1990, 33 U.S.C. Sec. 2701 et seq., and analogous state acts.
                                           ------

            "ERISA" has the meaning set forth in Section 4.20.
            "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of such superseding Federal statute.
            "Existing Shareholders" has the meaning set forth in the preamble to this Agreement.
            "Governmental Authority" means the government of any nation or state, or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
           "Intellectual Property" has the meaning set forth in Section 4.15(A). "Investment Proposal" has the meaning set forth in Section 6.1.
           "IP Licenses" has the meaning set forth in Section 4.15(B). "Knowledge of the Company" means the actual knowledge of (i) the executive officers of the Company named in the Annual Report and (ii) each of the Presidents of the Company's processed food groups, in each case, after reasonable inquiry.

          "Law"  means  any  law,  treaty,   rule  or  regulation  of  a
Governmental Authority or judgment, order, writ, injunction or determination of an arbitrator or a court or other Governmental Authority.
          "Liabilities" has the meaning set forth in Section 8.1.
          "Licenses" means any certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Authorities.
           "Material  Adverse Effect" means a material  adverse effect on
(i) the assets, results of operations, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and (ii) the ability of the Company to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement and the Shareholders Agreement, or to perform its obligations under such agreements.
           "Minimum Proceeds" has the meaning set forth in the preamble to this Agreement.
           "Most Recent Balance Sheet" means the balance sheet  contained
within  the  unaudited   consolidated  and  consolidating   balance  sheets  and
statements of income, changes in stockholders' equity, and cash flow as of and for the months ended December 27, 1997.
           "Most Recent Fiscal Month End" means December 27, 1997.

          "Nasdaq" means the Nasdaq National Market.
          "1997 Note Agreement" has the meaning set forth in Section 4.12.
          "No Par Preferred Stock" has the meaning set forth in Section 4.6. "Option Closing Date" has the meaning set forth in Section 6.3. "Option Shares" has the meaning set forth in Section 6.3.
          "Person" means any individual, firm, corporation, partnership, limited
liability  company  or  partnership,   trust,   incorporated  or  unincorporated
association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
           "Pillsbury" has the meaning set forth in the preamble to this Agreement.
            "Preferred Stock" has the meaning set forth in the preamble to this Agreement.
            "Proxy  Statement" means the proxy statement of the Company on
Schedule 14A to be filed with the SEC in connection with the Stockholder Meeting, as amended or supplemented (including all exhibits and schedules thereto and documents incorporated by reference therein).
             "Purchase Price Per Share" has the meaning set forth in the first recital of this Agreement.

               "Purchasers" has the meaning set forth in the preamble to this Agreement.
               "Purchaser Designees" has the meaning set forth in Section 3.1.4. "Quarterly Reports" means the Company's Quarterly Report on
Form 10-Q for the quarter ended June 28, 1997, the Company's Quarterly Report on Form 10-Q for the quarter ended September 27, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1997, each as filed with the SEC.
                "Registration  Rights Agreement" means the Registration Rights
Agreement, dated as of the date hereof, between the Company and the Purchasers, substantially in the form attached as Exhibit C hereto, as amended, supplemented and modified from time to time in accordance with the terms thereof.
                "Representatives"   shall   mean   the   employees,   counsel,
accountants and other authorized representatives of the Purchasers.
           "Rights" has the meaning set forth in the preamble to this Agreement. "Rights Offering" means the offering of Rights, shares of Preferred
Stock and Class A Common Stock pursuant to the Rights Offering Registration Statement, with the material terms described in Exhibit D hereto.
           "Rights Offering Expiration Date" shall mean the date on which the subscription period (as the same may be extended for up to 30 days by the Company at the request or with the prior consent of the Purchasers) under the Rights Offering expires.
                  "Rights Offering Prospectus" shall mean the final prospectus included in the Rights Offering Registration Statement for use in connection with the issuance of the Rights (including, without limitation, any prospectus filed pursuant to Rule 424(b) under the Act).
                  "Rights Offering Registration Statement" shall mean the Company's Registration Statement on Form S-1 under the Act or such other appropriate form under the Act, pursuant to which the Rights, the underlying shares of Preferred Stock and shares of Class A Common Stock will be registered pursuant to the Act, with the material terms described in Exhibit D.
                  "SEC" means the Securities and Exchange Commission.
                  "SEC Documents" means the Annual Reports and all documents (including any Annual Reports) filed by the Company with the SEC (including all exhibits and schedules thereto and documents incorporated by reference therein) since January 1, 1997, but shall not include any portion of any document which is not deemed to be filed under applicable SEC rules and regulations.
                  "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) purchase money liens
and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the ordinary course of business (consistent with past custom and practice) and not incurred in connection with the borrowing of money.
           "Series A Preferred Stock" has the meaning set forth in Section 4.6. "Series B Preferred Stock" has the meaning set forth in Section 4.6. "6% Preferred Stock" has the meaning set forth in Section 4.6. "Shareholders Agreement" means the Shareholders Agreement, dated as of the date hereof, by and among the Company, the persons listed therein and the Purchasers, substantially in the form attached as Exhibit E hereto, as amended, supplemented and modified from time to time in accordance with the terms thereof.
            "Shares" means the shares of Preferred Stock to be purchased by the Purchasers pursuant to Section 2.2.
            "Standby Commitment Amount" has the meaning set forth in
Section 2.2(B).
            "Stockholder Meeting" has the meaning set forth in Section 6.1. "Subsidiary" means, with respect to any Person, any corporation, limited or general partnership, joint venture, association, limited liability company or partnership, joint stock company, trust, unincorporated organization, or other entity analogous to any of the foregoing of which 50% or more of the equity ownership (whether voting stock or comparable interest) is, at the time, owned, directly or indirectly by such Person.
                  "Tax" or "Taxes" means all requisite federal, state, county, local, foreign and other taxes (including income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production transfer, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.
              "13D  Group"  means  any  partnership,   limited  partnership,
syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act).
          "Time of Mailing" means the commencement of the mailing of certificates representing the Rights to the shareholders of the Common Stock.
           "Uranus" has the meaning set forth in the preamble to this Agreement. "Voting Securities" means any securities of the Company entitled to vote generally in the election of directors, or securities convertible into or exercisable or exchangeable for such securities.
                  "Year 2000 Data" has the meaning set forth in 4.15(I).

         2.       CLOSING.
                  2.1 Time and Place of the  Closing.  Subject  to the terms and
                      ------------------------------
conditions of this Agreement, the closing of the sale and purchase of the shares of Preferred Stock (including shares purchased upon the expiration of Rights) contemplated hereby (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 A.M., New York time, three Business Days after the Rights Offering Expiration Date, or at such other date as may be agreed to by the parties hereto, assuming that all of the conditions to Closing in Section 3 shall have been satisfied or waived. The "Closing Date" shall be the date the Closing occurs.
                  2.2  Transactions at the Closing.  At the Closing,  subject to
                       ---------------------------
the terms and conditions of this Agreement:
                       (A) The Company shall issue and sell to each Purchaser, and each Purchaser shall purchase, such number of shares of Preferred Stock as are set forth opposite such Purchaser's name on Schedule I at the Purchase Price Per Share.
                       (B) The Company shall issue and sell to the Purchasers and the Purchasers shall purchase from the Company, at the Purchase Price Per Share, a number of shares of Preferred Stock equal to the Standby Commitment Amount. The "Standby Commitment Amount" is an amount equal to the number of shares of Preferred Stock that are not purchased by shareholders pursuant to the exercise of

Rights in the Rights Offering plus the difference between (i) 3,000,000 and (ii) the number of shares of Preferred Stock purchased pursuant to the exercise of Rights in the Rights Offering (up to a maximum amount of 2,500,000 shares of Preferred Stock). Notwithstanding the foregoing, under no circumstance shall the Company be required to issue shares pursuant to this Section 2.2, Sections 6.2 and 6.5 of this Agreement with an aggregate purchase price of more than $50,000,004. It is understood and agreed that, if and to the extent that the Purchasers are required to purchase shares of Preferred Stock pursuant to this
Section 2.2(B), such shares shall be so purchased by each of the Purchasers, severally and not jointly, equal to the product of (i) the aggregate number of shares of Preferred Stock to be purchased pursuant to this Section 2.2(B) and
(ii) the percentage set forth opposite such Purchaser's name on Schedule I (to be adjusted by the Purchasers to eliminate fractional shares).
                       (C) The Company shall deliver to each Purchaser a certificate representing such number of shares of Preferred Stock as determined pursuant to Sections 2.2(A) and (B), each registered in the name of such Purchaser or its nominees, against payment of the Purchase Price Per Share, with respect thereto by wire transfer of immediately available funds to an account or accounts previously designated by the Company.

         3.       CONDITIONS TO THE CLOSING.
            3.1 Conditions  Precedent to the Obligations of the Purchaser.
                ---------------------------------------------------------
The obligations of the Purchasers to be discharged under this Agreement on or prior to the Closing are subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by each of the Purchasers at or prior to the Closing):
                3.1.1     Compliance by the Company.  All of the terms,
                          -------------------------
covenants and conditions of this Agreement and the Shareholders Agreement to be complied with and performed by the Company and the Existing Shareholders at or prior to the Closing shall have been complied with and performed by such parties in all material respects, and the representations and warranties made by the
Company in this Agreement shall be true and correct at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that are made as of a specific time, which shall be true and correct only as of such time.
                3.1.2     Shareholder Approval.  The sale of the Shares (and the
                          --------------------
Conversion Shares) to the Purchasers pursuant to this Agreement shall have been duly approved by the holders of the Common Stock and other Voting Securities of the Company entitled to vote thereon at the Stockholder Meeting.
                 3.1.3     Rights Offering.  The Rights Offering Registration
                           ---------------
Statement shall have become effective; no stop order suspending the effectiveness of the Rights Offering Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or shall be contemplated by the SEC, and any request on the part of the SEC for additional information shall have been complied with. The Rights Offering Expiration Date shall have occurred.
                    3.1.4     Amendment to Certificate of Incorporation.  At the
                              -----------------------------------------
Stockholder Meeting, the holders of the Common Stock and other Voting Securities of the Company entitled to vote thereon shall have duly approved the amendments in the Certificate of Amendment, such amendment shall have been filed with the Department of State of the State of New York and such amendment shall be in full force and effect.
                     3.1.5     Board of Directors.  The Board of Directors shall
                               ------------------
increase the size of the Board of Directors from seven members to nine members and shall elect two new members who shall take office effective upon the Closing and be designated by the Purchasers (the "Purchaser Designees"). The other seven directors of the Company upon the Closing shall be the existing Board of Directors. At the next annual meeting of shareholders of the Company, the Board of Directors shall nominate the two Purchaser Designees (or any other Person or Persons) in accordance with the Shareholders Agreement for election as directors with terms expiring in 2000 and 2001. Effective upon the Closing, the Board of Directors shall include a number of Purchaser Designees on any committee of that Board of Directors equal to the product of 22% and the total number of directors on such committee (rounded up to the next whole number). Within 20 days of the date of this Agreement, the Purchasers shall deliver a written notice to the Company designating the two Purchaser Designees and shall cause such Purchase Designees to provide to the Company all information required to be disclosed in the Proxy Statement with respect to such designees.
                   3.1.6     Consents.  All consents, approvals, authorizations,
                             --------
orders, registrations, filings and qualifications of or with any (A) Governmental Authority, (B) Nasdaq or any stock exchange on which the securities of the Company are traded and (C) other Persons (whether acting in an individual, fiduciary or other capacity) necessary or required to be made or obtained by the Company, any of its Subsidiaries or the Existing Shareholders for the consummation of the transactions contemplated by this Agreement, the Certificate of Amendment, the Shareholders Agreement, the Rights Offering Registration Statement or the Registration Rights Agreement, shall have been made or obtained, as the case may be, and shall be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof.
                3.1.7     Hart-Scott-Rodino.  The waiting period under the Hart-
                          -----------------
Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated, to the extent applicable.
                3.1.8   Absence  of  Material  Adverse  Effect.   No  event  or
                        --------------------------------------
events shall have occurred after March 31, 1997 that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect (other than any event specifically disclosed in a Quarterly Report or the Draft Form 10-K).
                3.1.9   Nasdaq Listing.  The  Conversion  Shares shall have been
                        --------------
approved for quotation on the Nasdaq by the Nasdaq Stock Market, Inc.
                3.1.10  Stock Price. For any five consecutive trading day period
                        -----------
after the date hereof, the five consecutive trading day average of the closing price of the Class A Common Stock (as reported in the Wall Street Journal) shall not be $12.00 per share or lower.
                3.1.11    Legal Opinions.  The Company shall have furnished to
                          --------------
the Purchasers on the Closing Date the opinions of Jaeckle Fleischmann & Mugel, LLP, special counsel for the Company, and Chamberlain, D'Amanda, Oppenheimer & Greenfield, counsel to Robert Oppenheimer, as Trustee, each dated the Closing Date, and each substantially in the forms attached hereto of Exhibits F and G, respectively.
                3.1.12    Exemption from Special Voting Requirements.  The
                          ------------------------------------------
Board of  Directors  shall have  irrevocably  taken all action  necessary  under
Section 912 of the New York Business Corporation Law to exempt the transactions contemplated by this Agreement, the Registration Rights Agreement and the Shareholders Agreement and any future transactions between the Company and its Subsidiaries, on the one hand, and the Purchasers and their "affiliates" and "associates" (each as defined in such Section 912), on the other hand, from the provisions of such Section 912 and the Purchasers shall have received evidence reasonably satisfactory to it that such action shall have been taken.
                   3.1.13   Officer's Certificate.  The Purchasers shall have
                            ---------------------
received a certificate, dated the Closing Date and signed by the Chairman of the Board of Directors or the President of the Company, certifying that the conditions set forth in this Section 3.1 have been satisfied on and as of such date.
                   3.1.14   Secretary's Certificate.  The Purchasers shall have
                            -----------------------
received a certificate, dated the Closing Date and signed by the secretary or an assistant secretary of the Company, certifying the truth and correctness of attached copies of the Certificate of Incorporation (including amendments thereto), the By-Laws (including amendments thereto), and resolutions of the Board of Directors and the holders of the Common Stock approving the sale of the Shares to the Purchasers, the Rights Offering and the other transactions contemplated hereby (including the execution and delivery of the Shareholders Agreement and the Registration Rights Agreement).
               3.1.15    No Injunction.  There shall be no judgment, injunction,
                         -------------
order or decree enjoining the Company or the Purchaser from consummating the transactions contemplated by this Agreement, the Shareholders Agreement, the Rights Offering Registration Statement or the Registration Rights Agreement to be consummated at or before the Closing.
                   3.1.16    Change of Control.  No Change of Control shall have
                             -----------------
occurred on or after the date of this Agreement and on or prior to the Closing.
           3.2      Conditions Precedent to Obligations of the Company.  The
                    --------------------------------------------------
obligations of the Company to be discharged under this Agreement on or prior to the Closing are subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by the Company at or prior to the Closing):
                   3.2.1     Compliance by the Purchaser.  All of the terms,
                             ---------------------------
covenants and conditions of this Agreement to be complied with and performed by the Purchasers in all material respects at or prior to the Closing, shall have been complied with and performed by the Purchasers and the representations and warranties made by the Purchasers in this Agreement, shall be true and correct at and as of the Closing, with the same force and effect as though such representations and warranties had been made at and as of the Closing, except for changes contemplated by this Agreement.
                  3.2.2     Shareholder Approval.  The sale of the Shares to the
                            --------------------
Purchasers pursuant to this Agreement and the Certificate of Amendment shall have
been duly approved by the holders of the Common Stock and other Voting Securities of the Company entitled to vote thereon at the Stockholder Meeting.
                   3.2.3     Consents.  All consents, approvals, authorizations,
                             --------
orders, registrations, filings and qualifications of or with any (A) Governmental Authority and (B) other Persons (whether acting in an individual, fiduciary or other capacity) necessary or required to be made or obtained by the Purchasers for the consummation of the transactions contemplated by this Agreement, the Rights Offering Registration Statement or the Registration Rights Agreement, shall have been made or obtained, as the case may be, and shall be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.
                   3.2.4  Hart-Scott-Rodino.  The waiting period under the Hart-
                          -----------------
Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated, to the extent applicable.
                   3.2.5  Nasdaq Listing. The Conversion Shares shall have been
                          --------------
approved for quotation on the Nasdaq by the Nasdaq Stock Market, Inc.
                   3.2.6  No Injunction. There shall be no judgment, injunction,
                          -------------
order or decree enjoining the Company or the Purchasers from consummating the transactions contemplated by this Agreement to be consummated at or before the Closing.

         4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to the Purchasers that, except as disclosed in writing by the Company to the Purchasers in a letter specifically with respect to this Article 4 (the "Disclosure Letter") delivered to the Purchasers on or prior to the date hereof:
                  4.1  Corporate  Existence  and  Power.  (A) The  Company  is a
                       --------------------------------
corporation duly organized, validly existing and subsisting under the laws of the State of New York. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Documents and the Draft Form 10-K, and as currently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect.
                        (B) True and complete copies of the Certificate of Incorporation and the By-Laws as in effect on the date hereof have been provided by the Company to the Purchasers. The minute books of the Company contain in all material respects true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the shareholders of the Company.

                  4.2 Power and  Authority.  The Company has the full  corporate
                      --------------------
power and authority to execute and deliver this Agreement, the Certificate of Amendment, the Shareholders Agreement, the Rights and the Registration Rights Agreement and to perform its obligations under this Agreement, the Certificate of Amendment, the Shareholders Agreement, the Rights and the Registration Rights Agreement. The execution, delivery and performance by the Company of this Agreement, the Certificate of Amendment, the Shareholders Agreement, the Rights and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby (including the Rights Offering) have been duly authorized and approved by the Board of Directors and no further corporate action on the part of the Company or the holders of its securities (other than the actions described in Sections 3.1.2 and 3.1.4, the filing of the Certificate of Amendment under the New York Business Corporation Law and the effectiveness of the Rights Offering Registration Statement pursuant to the Act) is necessary to authorize the execution, delivery and performance by the Company of such agreements or the consummation by the Company of the transactions contemplated hereby and thereby (including the Rights Offering). Subject to shareholder approval, the Board of Directors has duly adopted the Certificate of Amendment. The foregoing authorization and approval by the Board of Directors constitutes prior approval by the Board of Directors of the transaction which resulted in the Purchasers becoming "interested shareholders" within the meaning of Section 912 of the New York Business Corporation Law. As of the Closing Date, future transactions between the Company and its Subsidiaries, on the one hand, and the Purchasers and their "affiliates" and "associates" (each as defined in such Section 912), on the other hand, shall be exempted from the provisions of such Section 912. Each of this Agreement, the Shareholders Agreement and the Registration Rights Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
                  4.3  Affiliate  Transactions.  Except as  disclosed in any SEC
                       -----------------------
Document filed prior to the date hereof, in the Draft Form 10-K or in the Disclosure Letter, the Company and its Subsidiaries have not entered into any transaction or series of transactions with any shareholder, director, officer, employee or Affiliate of the Company other than any transaction (or series of related transactions) not involving amounts in excess of $60,000 and conducted on an arms'-length basis in the ordinary course of business of the Company.
                  4.4 No Contravention,  Conflict,  Breach,  Etc. The execution,
                      -------------------------------------------
delivery and performance of each of this Agreement, the Certificate of Amendment, the Shareholders Agreement, the Rights and the Registration Rights Agreement by the Company and the Existing Shareholders, the issuance of the Rights and the shares of Preferred Stock upon the exercise thereof by the Company and the consummation of the transactions contemplated hereby and thereby (including the Rights Offering) will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under (or permit any party to terminate all or any provisions of), or result in the creation or imposition of any Encumbrance upon any assets or properties of the Company or of any of its Subsidiaries or cause the Company or any of its Subsidiaries to be required to redeem, repurchase or offer to repurchase any of their respective indebtedness under (A) the certificate of incorporation, the by-laws or other organizational documents of the Company or any of its Subsidiaries, (B) any Law of any Governmental Authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective assets, properties or operations or (C) any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject.
                  4.5  Consents.  No consent,  approval,  authorization,  order,
                       --------
registration, filing or qualification of or with any (A) Governmental Authority,
(B) Nasdaq or any stock exchange on which the securities of the Company are traded or (C) other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Company or any of its Subsidiaries for the execution, delivery and performance by the Company and the Existing Shareholders of this Agreement, the Certificate of Amendment, the Shareholders Agreement, the Rights and the Registration Rights Agreement and the consummation of the transactions contemplated hereby, except the actions described in Sections 3.1.2, 3.1.4 and 3.1.7 and such approvals as may be required under the Act and state securities laws in connection with the performance by the Company of its obligations under the Registration Rights Agreement.
                  4.6 Capitalization of the Company.  As of the date hereof, the
                      -----------------------------
authorized capital stock of the Company consists of: (A) 10,000,000 shares of Class A Common Stock, par value $0.25 per share, of which 3,143,125 shares are outstanding; (B) 10,000,000 shares of Class B Common Stock, par value $0.25 per share, of which 2,796,555 shares are outstanding; (C) 200,000 shares of six percent (6%) Voting Cumulative Preferred Stock, par value $0.25 per share ("6% Preferred Stock"), of which 200,000 shares are outstanding; (D) 30,000 shares of Preferred Stock, no par value ("No Par Preferred Stock"), of which no shares are outstanding; (E) 1,000,000 shares of 10% Cumulative Convertible Voting Preferred Stock-Series A, par value $0.025 per share ("Series A Preferred Stock"), of which 407,240 shares are outstanding; (F) 400,000 shares of 10% Cumulative Convertible Voting Preferred Stock - Series B, par value $0.025 per share ("Series B Preferred Stock"), of which 400,000 shares are outstanding; and (G) 2,600,000 shares of Blank Check Preferred Stock, of which no shares are outstanding. At the Closing (after giving effect to the Certificate of Amendment), the authorized capital stock of the Company will consist of 20,000,000 shares of Class A Common Stock, those securities described in clauses (B) through (F) of the preceding sentence, 2,633,333 shares of Blank Check Preferred Stock, of which no shares will be outstanding, and 4,166,667 shares of Preferred Stock, of which 4,166,667 shares will be outstanding (assuming the exercise of all Rights). No other class of capital stock of the Company is, or at the Closing will be, authorized or issued. From the date hereof until the Closing, except for the conversion of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Class B Common Stock in accordance with their terms, the Company will not issue any shares of its capital stock. All outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws. At the Closing, all of the Shares will be duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable. The Rights and the shares of Preferred Stock issuable upon exercise of the Rights have been duly authorized and, when issued and paid for, will be validly issued, fully paid and nonassessable. The Conversion Shares are duly authorized and reserved for issuance upon conversion of the Shares and, when issued in accordance with the Certificate of Amendment, will be validly issued, fully paid and nonassessable. The shareholders of the Company have no preemptive or similar rights with respect to the securities of the Company or which will enable them to subscribe for the Shares. Except as set forth in the Disclosure Letter, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.
         4.7 No Rights Plan. Except for the rights set forth in Article
             --------------
4(a)(C)(ii) of the Certificate of Incorporation, the Company has not adopted a shareholders rights plan, poison pill or similar arrangement.
         4.8 Registration Rights. Except as set forth in the Disclosure
             -------------------
Letter, neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights to any Person, whether consistent or inconsistent with the rights to be granted to the Purchasers in the Registration Rights Agreement.
         4.9      Subsidiaries.  The Disclosure Letter sets forth a complete and
                  ------------
accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Except for its Subsidiaries and except as disclosed in any SEC Document filed prior to the date hereof or in the Draft Form 10-K, the Company holds no equity, partnership, joint venture or other interest in any Person. True and complete copies of the certificate of incorporation, by-laws and other organizational documents of the Subsidiaries of the Company as in effect on the date hereof have been provided by the Company to the Purchasers. Each Subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as currently conducted and is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect. All of the outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through other Subsidiaries of the Company, free and clear of any Encumbrance (other than such transfer restrictions as may exist under federal and state securities laws or any

Encumbrances between or among the Company and/or any Subsidiary of the Company), and there are no rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity), other than the Company or any Subsidiary of the Company, to acquire any such capital stock, any additional capital stock or any other securities of any such Subsidiary. There exists no restriction, other than those pursuant to applicable law or regulation, on the payment of cash dividends by any Subsidiary.
                  4.10     SEC Documents.
                           -------------
                 (A) The Company has delivered true and complete copies of all SEC Documents to the Purchasers except for schedules and exhibits thereto and documents incorporated by reference therein.
                 (B) As of its filing date, each SEC Document filed, and each SEC Document that will be filed by the Company prior to the Closing Date, as amended or supplemented prior to the Closing Date, if applicable, pursuant to the Exchange Act (i) complied or will comply in all material respects with the applicable requirements of the Exchange Act (except as set forth in the Disclosure Letter) and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
                 (C) Each final registration statement filed with the SEC, and each final registration statement that will be filed with the SEC by the Company prior to the Closing Date, as amended or supplemented prior to the Closing Date, if applicable, pursuant to the Act, as of the date such statement or amendment became or will become effective (i) complied or will comply in all material respects with the applicable requirements of the Act and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).
                     (D) At the time the Proxy Statement is first mailed to the shareholders of the Company, and at the time such shareholders vote on approval of the transactions contemplated hereby, the Proxy Statement, as then amended or supplemented, will comply in all material respects with the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) any statement or omissions included in the Proxy Statement based upon information furnished in writing to the Company by the Purchasers specifically for use therein or (ii) any portion thereof which is not deemed to be filed under applicable SEC rules and regulations.

                     (E) At the time the Rights Offering Registration Statement becomes effective, the Rights Offering Registration Statement, as then amended, will comply in all material respects with the requirements of the Act and will not contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading. The Rights Offering Prospectus, at the time the Rights Offering Registration Statement becomes effective and at the Closing Date, will not include an untrue statement or a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this Section 4.10(E) shall not apply to statements in or omissions from the Rights Offering Registration Statement or the Rights Offering Prospectus made in reliance upon or in conformity with the information furnished to the Company in writing by the Purchasers specifically for use in the Rights Offering Registration Statement or in the Rights Offering Prospectus.
                  4.11 Financial Statements.  The audited consolidated financial
                       --------------------
statements and related schedules and notes included in the SEC Documents and the Draft Form 10-K (including, without limitation, the Rights Offering Registration Statement) comply in all material respects with the requirements of the Exchange Act and the Act and the rules and regulations of the SEC thereunder, were prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and fairly present in all material respects the financial condition, results of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries (and in the case of the financial statements of net assets to be acquired of the Curtice Burns Vegetable Processing Plant and Food Storage Warehouse and Aunt Nellie's Farm Kitchens, the financial condition, results of operation and cash flows of such assets) at the dates and for the periods presented. The unaudited quarterly consolidated financial statements and the related notes included in the SEC Documents and in the Draft Form 10-K (including, without limitation, the Rights Offering Registration Statement) fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries (and in the case of the financial statements of net assets to be acquired of the Curtice Burns Vegetable Processing Plant and Food Storage Warehouse and Aunt Nellie's Farm Kitchens, the financial condition, results of operation and cash flows of such assets) at the dates and for the periods to which they relate, subject to year-end adjustments (consisting only of normal recurring accruals), and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein and have been prepared on a basis consistent with that of the audited financial statements referred to above except as otherwise stated therein.
          4.12     No Existing Violation, Default, Etc.  Neither the Company nor
                   ------------------------------------
any of its Subsidiaries is (A) in violation of any provision of its certificate of incorporation, by-laws or other organizational documents or (B) in violation of any applicable Law, stock exchange rule or regulation, which violation has or would reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Letter, no breach, event of default, event that, but for the giving of notice or the lapse of time or both, would constitute an event of default or breach that would result in the loss of a benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, which breach, event of default, or event that has or would reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Letter, (i) no event of default, (ii) no event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, and (iii) no event that would require the Company to prepay, redeem, repurchase or offer to repurchase any of its indebtedness exists and (iv) no breach that would result in the loss of a benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries exists under (a) the Amended and Restated Credit Agreement, dated as of September 24, 1997, among the Company, the Banks signatory thereto and The Chase Manhattan Bank, as Agent (the "Credit Agreement"), (b) the Note Agreement, dated as of February 23, 1995, among the Company and The Prudential Insurance Company of America and John Hancock Mutual Life Insurance Company, as
Purchasers, relating to a $75 million 10.78% Series A Senior Note and a $50 million 10.81% Series B Senior Note, (c) the Note Agreement, dated as of September 26, 1997, among the Company, Signature 1A (Cayman), Ltd., by John Hancock Mutual Life Insurance Company, Portfolio Advisor, Mellon Bank, N.A. as Trustee for the Long-Term Investment Trust, Mellon Bank, N.A. as Trustee for NYNEX Master Pension Trust, and CoBank, ACB, as Purchasers, relating to $15 million 9.17% Senior Notes (the "1997 Note Agreement"), (d) the 8% Secured Nonrecourse Subordinated Promissory Note, dated as of February 1, 1995, issued by the Company to Pillsbury, as Payee, and (e) the Master Reimbursement Agreement, dated as of September 15, 1997, between the Company, as borrower, and General Electric Capital Corporation, as lender. No event of default, no event that, but for the giving of notice or the lapse of time or both, would constitute an event of default and no breach that would result in the loss of a benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries exists under the First Amended and Restated Alliance Agreement by and among the Company, Pillsbury and Grand Metropolitan Incorporated, dated December 8, 1994, as amended February 10, 1995 (the "Alliance Agreement"), or the First Amended and Restated Asset Purchase Agreement by and between the Company and Pillsbury, dated December 8, 1994, as amended February 10, 1995.
                  4.13  Licenses and Permits.  The Company and its  Subsidiaries
                        --------------------
have such Licenses as are necessary to own, lease or operate their properties and to conduct their businesses in the manner described in the SEC Documents and the Draft Form 10-K, and as currently owned or leased and conducted, and all such Licenses are valid and in full force and effect except such Licenses that the failure to have or to be in full force and effect individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice that any violations are being or have been alleged in respect of any such License and no proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke or limit any such License the effect of which would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with their  respective  obligations  under such  Licenses,  with such  exceptions  as individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, suspension, limitation or termination of such Licenses, except such events as have not had, or would not reasonably be expected to have, a Material Adverse Effect.
                  4.14  Title  to  Properties.   Except  as  set  forth  in  the
                        ---------------------
Disclosure Letter, the Company and its Subsidiaries have sufficient title to all material properties (real and personal) owned by the Company and any such Subsidiary that are necessary for the conduct of the business of the Company and any such Subsidiary as described in the SEC Documents and the Draft Form 10-K and as currently conducted, free and clear of any Encumbrance that may reasonably be expected to materially interfere with the conduct of its business taken as a whole, and all material properties held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases except for such leases the loss of which would not reasonably be expected to have a Material Adverse Effect.
                  4.15  Intellectual  Property.  (A) The Company and each of its
                        ----------------------
Subsidiaries own or are licensed to use all (i) patents, trademarks, trade names, service marks, copyrights and any applications therefor and (ii) trade secrets, know-how, computer software programs and proprietary information, in each case, that are material to the conduct of the business of the Company and the Subsidiaries as described in the SEC Documents and the Draft Form 10-K and as currently conducted (collectively, the "Intellectual Property") free and clear of any material Encumbrance, except for any Encumbrances set forth in the Disclosure Letter.
             (B)       The Disclosure Letter lists (i) all Intellectual Property
described in Section 4.15(A)(i) owned by the Company and any of its Subsidiaries and that has been registered or for which an application for registration has been filed with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or any similar office in any other country, specifying as to each item, as applicable: (a) the category of Intellectual Property, (b) the jurisdictions in which the item is recognized or registered, or in which any application for registration has been filed, including the registration or application number; and (c) with respect to any trademarks or service marks, the type of goods or services on which such mark is or is intended to be used; and (ii) all material licenses, sublicenses and other agreements ("IP Licenses") under which the Company or any of its Subsidiaries is either a licensor or licensee of any Intellectual Property. A true and complete list of all material documents evidencing Intellectual Property as in effect on the date hereof has been delivered by the Company to the Purchasers.
              (C)       None of the Company, any of its Subsidiaries or, to the
Knowledge of the Company, any other party is in breach of or default under any IP

License. Each IP License is now, and immediately following the consummation of the transactions herein contemplated will be, valid and in full force and effect.
                (D) No litigation is pending or, to the Knowledge of the Company, threatened, that challenges the validity, enforceability or ownership of, or right to use or license, any Intellectual Property.
                (E) No item of Intellectual Property is subject to any outstanding order, ruling, judgment, decree or written agreement restricting the use thereof by the Company or its Subsidiaries except for agreements made in the ordinary course of business of the Company or its Subsidiaries. None of the Company or any Subsidiary has agreed to indemnify any person against any charge of infringement or other violation with respect to any Intellectual Property owned or used by the Company or any Subsidiary except in the ordinary course of business.
                (F) To the Knowledge of the Company, none of the Company or its Subsidiaries has infringed upon or otherwise violated the intellectual property rights of third parties which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries has received any complaint or notice alleging any such infringement or other violation.
                (G) To the Knowledge of the Company, no third party is infringing upon or otherwise violating the Intellectual Property rights of the Company or any Subsidiary.

                 (H) All material patents and registered trademarks and registered copyrights held by the Company or any Subsidiary are valid and subsisting. The Company and its Subsidiaries have taken all necessary action to maintain and protect the Intellectual Property that they own or use other than such actions taken in the ordinary course of business of the Company and its Subsidiaries that would not reasonably be expected to have a material adverse effect on the Intellectual Property.
                 (I) The Company has (i) issued purchase orders to upgrade certain material computer software programs and systems (accounts payable, general ledger and payroll) and (ii) initiated the reprogramming of certain other material computer software programs (order processing systems) (items (i) and (ii) being collectively referred to as "Programs and Systems"), all of which are used by the Company and any Subsidiary so that such Programs and Systems will operate during and after calendar year 2000 A.D. to accurately process date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including leap-year calculations (the "Year 2000 Data"). The Company expects to have the Programs and Systems installed, fully tested and operational at March 31, 1999. To the Knowledge of the Company, the computer programs and systems of its major customer, Pillsbury, will be capable of accurately processing the Year 2000 Data. The Company has not finished inquiring of its major customers, suppliers and vendors as to whether such persons' computer systems and programs will be capable of accurately processing the Year 2000 Data. Except for Pillsbury, the Company does not believe that any failure by any single customer, supplier or vendor to accurately process the Year 2000 Data will have a Material Adverse Effect on the Company.
            4.16    Environmental Matters.  Subject to such disclosures as are
                    ---------------------
contained in the SEC Documents and the Draft Form 10-K:
                    (A) The Company and its Subsidiaries and their respective operations and properties, are and have been in compliance with all applicable Environmental Laws except for such failures which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.
                    (B) There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to their knowledge, threatened against the Company or any of its Subsidiaries pursuant to Environmental Laws which could reasonably be expected to result in a fine, penalty or other obligation, cost or expense, except such obligations, costs or expenses which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

                     (C) There are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance by the Company or its Subsidiaries with, or which have given rise to, or will give rise to, material liability to the Company or any of its Subsidiaries under Environmental Laws, except any such events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.
                  4.17     Taxes.
                           -----
                           (A) Each of the Company and its Subsidiaries has filed all returns, reports and other forms related to Taxes with respect to the business, activities or assets of the Company or its Subsidiaries (collectively, "Tax Returns") required to be filed. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. Except as set forth in the Disclosure Letter, no claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Company and its

         Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.
                           (B)  Each  of the Company and  its Subsidiaries has
         withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.
                           (C) The  Disclosure  Letter  sets forth all federal,
         state, county, local and foreign Tax elections under the Code and other applicable provisions of law that are in effect with respect to the Company and its Subsidiaries for the fiscal year ended March 31, 1998, and the fiscal year beginning April 1, 1998.
                           (D) The  Disclosure  Letter  sets forth the status of
         state, county, local and foreign Tax audits of the Tax Returns of the Company and its Subsidiaries for each fiscal year for which the statute of limitations has not expired, including the amounts of any deficiencies or additions to Tax, interest and penalties that have been made or proposed, and the amounts of any payments made by the Company or any of its Subsidiaries with respect thereto. Each state, county, local and foreign Tax Return filed by or with respect to the Company or any of its Subsidiaries for which the state, county, local or foreign Tax audit has not been completed accurately reflects the amount of its liability for Taxes thereunder and makes all disclosures required by applicable provisions of law.
                           (E)  None of  the  Company  and  its Subsidiaries has
         waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
                           (F)  None  of the Company  and   its Subsidiaries has
         filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code
         Section 897(c)(1)(A)(ii). None of the Company and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of the Company and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Reg. Sec. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.
                           (G) The Disclosure Letter sets forth, as of the most
         recent practicable date, the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company or Subsidiary.
                      (H) Based upon preliminary  estimates which are
         subject to adjustment or verification, the unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Such adjustments may be material to the reserve for Tax liability but would not have a Material Adverse Effect on the Company's operating results.
                  4.18 Litigation.  Except as set forth in the Disclosure Letter
                       ----------
in SEC Documents filed with the SEC prior to the date of this Agreement or in the Draft Form 10-K, there are no pending actions, suits, proceedings, arbitrations or investigations against or affecting the Company, any of its Subsidiaries or any of their respective properties, assets or operations, or with respect to which the Company or any such Subsidiary is responsible by way of indemnity or otherwise, that are required under the Exchange Act to be described in such SEC Documents or the Draft Form 10-K (as if it were filed under applicable SEC rules and regulations), that questions the validity of this Agreement, the Shareholders Agreement, the Rights or the Registration Rights Agreement, or that could singly, or in the aggregate, with all such other actions, suits, investigations or proceedings, reasonably be expected to have a Material Adverse Effect and, to the Knowledge of the Company, no such actions, suits, proceedings or investigations are threatened.
                  4.19  Labor  Matters.  Except as set  forth in the  Disclosure
                        --------------
Letter, no labor disturbance by the employees of the Company or any of its Subsidiaries that has had or that could reasonably be expected to have a Material Adverse Effect exists or, to the Knowledge of the Company, is threatened.
                  4.20 Employee Benefits.  (A) Except for the plans set forth in
                       -----------------
the Disclosure Letter (the "Benefit Plans"), there are no employee benefit plans or arrangements of any type (including, without limitation, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA")), under which the Company or any of its Subsidiaries has or in the future could have directly, or indirectly through a Commonly Controlled Entity (within the meaning of Code Sections 414(b), (c), (m) and (o)), any material liability with respect to any current or former employee of the Company, any of its Subsidiaries or any Commonly Controlled Entity. Except as set forth in the Disclosure Letter, no such Benefit Plan is a "multiemployer plan" (within the meaning of ERISA Section 4001(a)(3)).

                       (B) With respect to each Benefit Plan that is not a multiemployer plan, the Company has delivered or made available to the Purchasers complete and accurate copies of (i) all plan texts and agreements (as amended or modified to date), (ii) all summary plan descriptions and similar material employee communications, (iii) the most recent annual report (Form 5500 including, if applicable, Schedule B thereto), (iv) the most recent annual and periodic accounting of plan assets, (v) the most recent determination letter received from the Internal Revenue Service and (vi) the most recent actuarial valuation.
                       (C) With respect to each Benefit Plan that is not a multiemployer plan: (i) such Benefit Plan has been maintained and administered at all times in material compliance with its terms and applicable law and regulation; (ii) to the Knowledge of the Company, no event has occurred and there exists no circumstance under which the Company or any of its Subsidiaries could directly, or indirectly through a Commonly Controlled Entity, incur any material liability under ERISA, the Code or otherwise (other than routine claims for benefits and other liabilities arising in the ordinary course pursuant to the normal operation of such Benefit Plan); (iii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan with respect to which suits the Company or any of its Subsidiaries could incur any material liability; (iv) all contributions and premiums due and owing to any Benefit Plan have been made or paid on a timely basis and no "accumulated funding deficiency", as defined in
Code  Section  412,  has  been  incurred,   whether  or  not  waived;   (v)  all
contributions made under any Benefit Plan have met the requirements for deductibility under the Code, and all contributions that have not been made have been properly recorded on the books of the Company, or a Commonly Controlled Entity thereof in accordance with generally accepted accounting principles; (vi) if such Benefit Plan is intended to be qualified under Code Section 401(a), such Benefit Plan has been determined to be so qualified and each trust created under such Benefit Plan has been determined to be exempt from tax under Code Section 501(a) and no event has occurred since the date of such determinations, including effective changes in laws or regulations or modifications to the Benefit Plans, that would adversely affect such qualification or tax exempt status; and (vii) as of the most recent valuation date, the value of assets under any Benefit Plan subject to Title IV of ERISA exceeded the liabilities of such plan on a projected benefit obligation basis determined using the assumptions used to fund such Plan.
     (D) The Accumulated Postretirement Benefit Obligation (as defined in Statement of Financial Accounting Standards No. 106) in respect of post-retirement health and medical benefits for current and former employees of the Company and its Subsidiaries, calculated as of March 31, 1997 on the basis of reasonable actuarial assumptions in accordance with generally accepted accounting principles, does not exceed $1,000,000. No condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating any plan providing health or medical benefits in respect of current or former employees of the Company or its Subsidiaries.
                 (E) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or its Subsidiaries that, individually or collectively, could give rise to the payment by the Company or its Subsidiaries of any amount that would not be deductible pursuant to the terms of Code Section 280G.
                 (F) No employee or former employee of the Company or its Subsidiaries will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.
                  4.21 Contracts.  All of the material  contracts of the Company
                       ---------
or any of  its  Subsidiaries  that  are  required  to be  described  in the  SEC
Documents and the Draft Form 10-K (as if it were filed under applicable SEC rules or regulations) (including, without limitation, the Rights Offering Registration Statement) or to be filed as exhibits thereto are (or will be, as applicable) described in the SEC Documents or the Draft Form 10-K or filed as exhibits thereto and are (or will be, as applicable) in full force and effect. True and complete copies of all such material contracts have been delivered by the Company to the Purchasers. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any such contract except for such breaches and defaults as in the aggregate have not had, and would not reasonably be expected to, have a Material Adverse Effect.
                  4.22  Contingent  Liabilities.  Except as fully  reflected  or
                        -----------------------
reserved against in the audited financial statements included in the Annual Report or the financial statements included in the Draft Form 10-K, or disclosed in the footnotes contained in such financial statements, the Company and its Subsidiaries had no liabilities (including tax liabilities) at the date of such financial statements, absolute or contingent, that were material either individually or in the aggregate to the Company and its Subsidiaries taken as a whole.
                  4.23 No Material Adverse Effect. Since March 31, 1997: (A) the
                       --------------------------
Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect; (B) the Company and its Subsidiaries have not sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect; (C) except for seasonal changes in outstanding indebtedness under the Credit Agreement and the requirement to reduce all indebtedness under the Credit Agreement to an aggregate amount not in excess of $30 million for a period of 30 consecutive days, there has been no material change in the indebtedness of the Company and its Subsidiaries except for the $15 million increase in long-term indebtedness pursuant to the 1997 Note Agreement, and no change in the capital stock of the Company except for the conversion of outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Class B Common Stock in accordance with their terms; (D) except for
(i) the aggregate payment of semiannual dividends in the amount of $11,590.50 on its outstanding shares of 6% Preferred Stock, Series A Preferred Stock and Series B Preferred Stock, and (ii) the aggregate payment of accumulated dividends in the amount of $34,771.50 on such 6% Preferred Stock, Series A Preferred Stock and Series B Preferred Stock that initially accrued on January 1 and July 1, 1996, and January 1, 1997, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock; (E) neither the Company nor any of its Subsidiaries has made (nor does it propose to make) (i) any material change in its accounting methods or practices or (ii) any material change in the depreciation or amortization policies or rates adopted by it, in either case, except as may be required by law or applicable accounting standards; and (F) there has been no event causing a Material Adverse Effect, nor any development that would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect (other than an event or development specifically disclosed in any Quarterly Report or the Draft Form 10-K).
                  4.24  Finder's  Fees.  No  broker,  finder  or other  party is
                        --------------
entitled to receive from the Company or any of its Subsidiaries any brokerage or finder's fee for the transactions contemplated by this Agreement as a result of the actions of the Company, any of its Subsidiaries, or any of its Affiliates.
                  4.25  Investment  Company.  Neither the Company nor any of its
                        -------------------
Subsidiaries is or, after giving effect to the Closing, will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
                  4.26 Exemption from  Registration;  Restrictions  on Offer and
                       ---------------------------------------------------------
Sale of Same or Similar Securities.  Assuming the representations and warranties
----------------------------------
of the Purchasers set forth in Section 5.5 hereof are true and correct in all material respects, the offer and sale of the Shares and the Conversion Shares made pursuant to this Agreement will be exempt from the registration requirements of the Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Shares, engaged in (A) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Act), (B) any action involving a public offering within the meaning of Section 4(2) of the Act, or (C) any action that would require the registration under the Act of the offering and sale of the Shares and the Conversion Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of Shares or Conversion Shares or of securities of the same or a similar class as the Shares or Conversion Shares if as a result the offer and sale of the Shares and Conversion Shares contemplated hereby could fail to be entitled to exemption from the registration requirements of the Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Act.
                  4.27  Use of  Proceeds.  The net  proceeds  of the sale of the
                        ----------------
Shares will be used by the Company and its Subsidiaries to reduce currently outstanding indebtedness under the Credit Agreement.
                  4.28 Full  Disclosure.  To the  Knowledge of the  Company,  no
                       ----------------
statement by the Company contained in this Agreement, the Disclosure Letter, the SEC Documents, the Draft Form 10-K (including, without limitation, the Rights Offering Registration Statement) or any other documents listed in the Disclosure Letter or on any certificates, notices or consents delivered to the Purchasers in connection with the purchase and sale of the Shares at or prior to the Closing, taken as a whole, in light of the circumstances in which made, contains (or will contain) an untrue statement of a material fact or omits (or will omit) to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances in which made, not materially false or misleading.

         5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

           The Purchasers hereby represent and warrant to the Company that:
                   5.1  Partnership Existence and Power.  Each Purchaser (other
                        -------------------------------
than Uranus) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Uranus is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each Purchaser has all requisite power and authority to own, lease and operate its properties and to conduct its business as currently conducted.
                   5.2  Power and  Authority.  Each  Purchaser  has  the  full
                        --------------------
corporate or partnership power and authority to execute and deliver this Agreement, the Shareholders Agreement and the Registration Rights Agreement and to perform its obligations under this Agreement, the Shareholders Agreement and the Registration Rights Agreement. The execution, delivery and performance by each Purchaser of this Agreement, the Shareholders Agreement and the Registration Rights Agreement and the consummation by each Purchaser of the transactions contemplated hereby have been duly authorized. Each of this Agreement, the Shareholders Agreement and the Registration Rights Agreement has been duly executed and delivered by each Purchaser and is a valid and binding agreement of each Purchaser, enforceable against such Purchaser in accordance with their respective terms.
                  5.3 No Contravention,  Conflict,  Breach,  Etc. The execution,
                      -------------------------------------------
delivery and performance of each of this Agreement, the Shareholders Agreement and the Registration Rights Agreement by the Purchasers and the consummation of the transactions contemplated hereby will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) the certificate of incorporation, by-laws, partnership agreement or other organizational documents of the Purchasers, (B) any Law of any Governmental Authority having jurisdiction over any Purchaser or
(iii) any agreement to which any Purchasers is a party.
                  5.4  Consents.  No consent,  approval,  authorization,  order,
                       --------
registration, filing, or qualification of or with any (A) Governmental Authority or (B) other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Purchasers for the consummation of the transactions contemplated hereby except for compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
                  5.5 Acquisition for Own Account. The Shares and the Conversion
                      ---------------------------
Shares to be acquired by the Purchasers pursuant to this Agreement are being acquired by them for their own account for investment purposes and with no intention of distributing or reselling the Shares and the Conversion Shares in any transaction that would be in violation of the Act or the securities laws of any state, without prejudice, however, to the rights of the Purchasers at all times to sell or otherwise dispose of all or any part of the Shares or the Conversion Shares under an effective registration statement under the Act, under an exemption from such registration available under the Act, and subject, nevertheless, to the disposition of the Purchasers' property being at all times within their control, except as otherwise provided by this Agreement. Each of the Purchasers is an "accredited investor" within the definition of Rule 501(a) of Regulation D under the Act. Each Purchaser (A) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares, (B) fully understands the nature, scope and duration of the limitations on transfer contained in this Agreement and (C) can bear the economic risk of an investment in the Shares and the Conversion Shares and can afford a complete loss of such investment. Each Purchaser acknowledges receipt of the SEC Documents, the Draft Form 10-K, the Disclosure Letter and all documents delivered in accordance therewith and that it has been afforded the opportunity to ask such questions as it deemed necessary, and to receive answers from, representatives of the Company concerning the merits and risks of investing in the Shares and to obtain such additional information that the Company possesses or can acquire that is necessary to verify the accuracy and completeness of the information contained in the SEC

Documents and the Draft Form 10-K. Notwithstanding the foregoing, nothing contained in this Section 5.5 shall affect or be deemed to modify any representation or warranty made by the Company.
           5.6 Third Party  Agreements.  None of the  Purchasers  has any
               -----------------------
contract, arrangement, understanding or agreement with any other Person with respect to any securities of the Company, including but not limited to the transfer or voting of securities or the giving of proxies, and has no current plans or proposals or any contract, arrangement, understanding or agreement with any Person which relate to or would result in a major corporate transaction, including but not limited to the types of transactions described in Item 4 of
Schedule 13D of the Exchange Act, except as provided for in this Agreement, the Registration Rights Agreement and the Shareholders Agreement and except as disclosed in writing to the Company prior to the execution of this Agreement.
           5.7 Finder's Fee. No broker, finder or other party is entitled
               ------------
to receive from the Company or any of its Subsidiaries any brokerage or finder's fee for the transactions contemplated by this Agreement as a result of the actions of the Purchaser.
           5.8      Ownership of Common Stock.  Except as otherwise disclosed in
                    -------------------------
writing to the Company prior to the execution of this Agreement, the Purchasers do not own beneficially (within the meaning of Rule 13d-3 of the Exchange Act) any shares of Common Stock or other Voting Securities of the Company.
                  5.9 Full Disclosure. To the knowledge of the Purchasers,  none
                      ---------------
of the written information provided to the Company by the Purchasers or their Representatives expressly for use in connection with the Proxy Statement and the Rights Offering Registration Statement, taken as a whole, in light of the circumstances in which made, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which made, not materially false or misleading.

         6.       COVENANTS OF THE PARTIES.

                  6.1  Shareholder  Meeting;  Proxy  Material;   Certificate  of
                       ---------------------------------------------------------
Amendment.  The  Company  shall cause a meeting of its  shareholders  to be duly
---------
called and held as soon as practicable, subject to the Company's right to adjourn such meeting at any time or from time to time if in the Board of Directors' good faith judgment such action is desirable to effectuate the transactions contemplated hereunder, for the purpose of voting on (A) the approval of the purchase of the Shares by the Purchasers pursuant to the terms of this Agreement (the "Investment Proposal"), (B) the approval of each of the amendments of the Certificate of Amendment and (C) transacting such other business as may properly come before the meeting or any adjournment thereof (the "Stockholder Meeting"). The Board of

Directors shall recommend approval and adoption of the Investment Proposal and the Certificate of Amendment. In connection with the Stockholder Meeting, the
Company: (A) shall promptly prepare and file with the SEC in accordance with the Exchange Act the Proxy Statement, shall use its best efforts to have the Proxy Statement and/or any amendment or supplement thereto cleared by the SEC and shall thereafter mail to its shareholders as promptly as practicable the Proxy Statement; (B) shall use all best efforts to obtain the necessary approvals by its shareholders of the Investment Proposal and the Certificate of Amendment; and (C) shall otherwise comply with all legal requirements applicable to such meeting. The Company shall make available to the Purchasers prior to the filing thereof with the SEC copies of the preliminary Proxy Statement and any amendments or supplements thereto, shall make any changes therein reasonably requested by the Purchasers insofar as such changes relate to any matters relating to the Purchasers or the description of the transactions contemplated by this Agreement, the Rights Offering, the Certificate of Amendment, the Shareholders Agreement and the Registration Rights Agreement and shall not file any such Proxy Statement or amendments or supplements thereto as to which the Purchaser shall reasonably object.
                  6.2 Rights  Offering.  Under the terms of the Rights Offering,
                      ----------------
the Company shall offer to holders of its Common Stock of record at the Record Date the right to purchase shares of Preferred Stock at the Purchase Price Per Share on the
basis of one right to purchase one-half share of Preferred Stock for every share of Class A Common Stock or Class B Common Stock held. The Company shall, or shall cause its transfer agent to, mail certificates representing the Rights to such holders of Common Stock as promptly as practicable after the Rights Offering Registration Statement becomes effective, and in any event will complete such mailing not later than midnight on the day next succeeding the effective date of the Rights Offering Registration Statement, unless the Purchasers shall consent to a later time in writing. At the Time of Mailing, the Company shall notify each of the Purchasers of such mailing, and the Company shall advise each of the Purchasers daily during the period of such offer of the subscriptions received and of sales. Not later than 10:00 a.m., New York City time, on the first full Business Day following the Rights Offering Expiration Date, the Company will notify each Purchaser by telephone of the total number of shares of Preferred Stock subscribed for by holders of certificates representing the Rights and the resulting amount of unsubscribed shares of Preferred Stock and will continue to confirm such notice as to the amount of unsubscribed shares of Preferred Stock to be purchased by them in accordance with Section 2.2(B) hereto.
            6.3      Rights Offering Registration Statement.
                     --------------------------------------
                (A) The Company shall promptly prepare and file the Rights Offering Registration Statement. Notwithstanding the foregoing, the Company shall not at any time, whether before or after the Rights Offering Registration Statement shall have become effective, file or make any amendment or supplement to the Rights Offering Registration Statement or Rights Offering Prospectus of which the Purchasers have not previously been advised and furnished a copy, or to which the Purchasers shall reasonably object in writing.
                       (B) The Company will use its best efforts to cause the Rights Offering Registration Statement to become effective and will advise the Purchasers immediately, and confirm the advice in writing (i) when the Rights Offering Registration Statement, or any post-effective amendment to the Rights Offering Registration Statement, shall have become effective, or any supplement to the Rights Offering Prospectus or any amended Rights Offering Prospectus shall have been filed, (ii) of the necessity of amending or supplementing the Rights Offering Prospectus or any amended Rights Offering Prospectus in order to then meet the requirements of the Act, (iii) of any request of the SEC for amendment or supplementation of the Rights Offering Registration Statement or Rights Offering Prospectus or the additional information and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Rights Offering Registration Statement or of any order preventing or suspending the use of any preliminary or amended preliminary prospectus, or of the suspension or the qualification of the Rights, the Preferred Stock and the Class A Common Stock for offering for sale in any jurisdiction, or of the institution of any proceeding for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain the lifting thereof as soon as possible, if issued.
                   (C) The Company will deliver to the Purchasers, without charge from time to time until the effective date of the Rights Offering
Registration Statement and thereafter from time to time as requested, as many copies of each preliminary or amended preliminary prospectus and the Rights Offering Prospectus (as supplemented or amended, if the Company shall have made any supplements or amendments to the Rights Offering Prospectus) as the Purchasers may reasonably request. The Company has furnished or will furnish to the Purchasers two copies of the Rights Offering Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Rights Offering Registration Statement becomes effective, and two copies of all exhibits filed therewith or incorporated therein by reference.
                      (D) The Company will use its best efforts to comply with the Act and the Exchange Act and the rules and regulations thereunder so as to permit the continuance of sales of, and dealings in, the Rights, the Preferred Stock and the Class A Common Stock in the Rights Offering under the Act and the Exchange Act. Subject to the provisions of subsection (A) of this Section 6.3, if at any time when a

Rights Offering Prospectus is required to be delivered under the Act (i) an event shall have occurred as a result of which it is necessary to amend or supplement the Rights Offering Prospectus in order to make the statements therein not untrue or misleading or to make the Rights Offering Prospectus comply with the Act or (ii) the proposed offering of the Shares makes it necessary to amend or supplement the Rights Offering Prospectus, the Company promptly will amend or supplement the Rights Offering Prospectus (and if a post-effective amendment to the Rights Offering Registration Statement is necessary in connection therewith, will promptly prepare and file the same) and will use its best efforts to cause the same to become effective as necessary to permit the lawful use of the Rights Offering Prospectus in connection with the distribution of the Preferred Stock.
                   (E) The Company will take the necessary action to qualify the Rights, the Preferred Stock and the Class A Common Stock in connection with the offer and sale thereof by the Company in the Rights Offering, under the laws of such jurisdictions as may be deemed advisable by the Company in respect of the offer to the holders of its Common Stock. The Company, however, shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction. The Company will use its best efforts to comply with state securities and blue sky laws so as to permit the continuance of sales of and dealings in the Rights, the Preferred Stock and the Class A Common Stock in the Rights Offering.
                  6.4  Pre-Closing  Activities.  From and after the date of this
                       -----------------------
Agreement until the Closing, each of the Company and the Purchasers shall act with good faith towards, and shall use its best efforts to consummate, the transactions contemplated by this Agreement, and neither the Company nor the Purchasers will take any action that would prohibit or impair its ability to consummate the transactions contemplated by this Agreement. From the date hereof until the Closing, the Company shall conduct the business of it and its Subsidiaries in the ordinary course and shall use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of the present directors, officers and key employees. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as contemplated by this Agreement, without the Purchasers' prior written consent:
                   (A) the Company shall not adopt or propose (or agree to commit to) any change in the Certificate of Incorporation or its By-Laws (except for the Certificate of Amendment) or any shareholders rights plan, poison pill or similar arrangement;
                   (B) the Company shall not, and shall cause each of its Subsidiaries not to, (i) enter into any loan agreement or other financing agreement

(other than any such agreement among the Company and its wholly owned Subsidiaries or among the Company's wholly owned Subsidiaries), (ii) amend or terminate any such existing agreement (except as set forth in the Disclosure Letter), (iii) incur any indebtedness other than (a) seasonal borrowings under the Credit Agreement, (b) other indebtedness incurred in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $1,000,000 and (c) such indebtedness as is set forth in the Disclosure Letter,
(iv) amend or terminate the Alliance Agreement or any agreement entered into or related to such alliance with Pillsbury (except in the manner contemplated in the Disclosure Letter), (v) issue stock or any other shares of capital securities except pursuant to the operation of the Seneca Foods Corporation
Employees' Savings Plan, as in effect on the date hereof, or (vi) initiate, solicit or encourage any inquiries or proposals or offers to purchase any of its securities by any third party;
                           (C) the  Company  shall not,  and shall cause each of
its Subsidiaries not to, enter into any other material agreements, commitments or contracts other than in the ordinary course of business consistent with past practice, or otherwise make any material change in any existing agreement, commitment or arrangement other than in the ordinary course of business consistent with past practice;
                           (D) the Company shall not, and  shall cause  each  of
its

Subsidiaries not to, merge, consolidate or otherwise combine with any Person or sell or otherwise transfer any of the assets of the Company or such Subsidiaries (or the securities of entities holding the same) in one transaction or a series of related transactions other than immaterial asset sales in the ordinary course of business of the Company consistent with past practice;
                           (E) the  Company  shall not,  and shall cause each of
its Subsidiaries not to, acquire any assets of any other Person or Persons (other than in the ordinary course of business of the Company consistent with past practice) or acquire any equity, partnership or other interests in any other Person or Persons, in one transaction or series of related transactions other than any transactions or series of related transactions in an aggregate amount not to exceed $500,000;
                            (F) except for repayments  of  seasonal  borrowings
under the Credit Agreement and scheduled payments of indebtedness, the Company shall not, and shall cause each of its Subsidiaries not to, repay, redeem or repurchase any indebtedness of the Company or any of the Subsidiaries or any shares of capital stock of the Company or to declare or pay any dividends on any shares of capital stock except for aggregate semiannual dividends of $11,590.50 on the outstanding shares of the 6% Preferred Stock, Series A Preferred Stock and Series B Preferred Stock;
                            (G) except  as  set  forth in the Disclosure Letter,
the Company shall not, and shall cause each of its Subsidiaries not to, enter into any transaction with any director, executive officer or Affiliate (other than any transaction among the Company and its wholly-owned Subsidiaries or among any wholly-owned Subsidiaries of the Company) of the Company other than any transaction (or series of related transactions) not involving amounts in excess of $60,000 and conducted on an arm's-length basis in the ordinary course of business of the Company;
                            (H)  the Company shall not, and shall cause each of
its Subsidiaries not to, (i) grant to any employee, officer or director, any option, warrant or other subscription or purchase right with respect to shares of capital stock other than pursuant to the Seneca Foods Corporation Employees' Savings Plan in effect on the date hereof; (ii) grant to any employee any increase in salary or other remuneration not consistent with past practices, grant to any officer or director any increase in salary, bonus incentive compensation, service award or other remuneration or grant to any employee, officer or director any increase in severance or termination pay; (iii) enter into any employment contract or severance arrangement with any officer or director; or (iv) adopt or amend in any respect any of its employee benefit plans except as required by law;
                            (I)   the Company shall, and shall cause each of its
Subsidiaries to, not take or agree to commit to take any action that would make any representation or warranty of the Company hereunder required to be true at and as of the Closing as a condition to the Purchasers' obligations to consummate the transactions contemplated hereby, inaccurate at the Closing;
                       (J) except as permitted by the Credit Agreement and consistent with the Company's operating budget existing on the date hereof, the Company shall not, and shall cause its Subsidiaries not to, agree to expend, commit or otherwise obligate itself to make any capital expenditures; and
                       (K) the Company shall not, and shall cause each of its Subsidiaries not to, (i) agree or commit to do any of the foregoing or (ii) solicit or encourage any proposals from third parties, or enter into any negotiations with any third party or parties, to do any of the foregoing actions described in clauses (B)(iv), (B)(v), (D), (E) and (F).
                  6.5 Option Shares. The Company hereby grants to each Purchaser
                      -------------
the right to purchase prior to the Closing at its election the number of shares of Preferred Stock (the "Option Shares") set forth opposite its name on Schedule I at the Purchase Price Per Share. Any such election to purchase the Option Shares may be exercised by the Purchasers by written notice to the Company setting forth the aggregate number of Option Shares to be purchased and the date of purchase of such shares (which must be prior to the Closing and no earlier than 15 business days after the date of such notice (the "Option Closing Date")). On the Option Closing Date, the Company shall issue and sell to the Purchasers exercising such option, and such Purchasers shall purchase, the number of Option Shares for which such option has been exercised. The Company shall take all actions necessary to effect such sale (including, without limitation, filing a certificate of designation for the Option Shares that is reasonably acceptable to the Purchasers). At such closing, the Company shall deliver to each of the Purchasers exercising such option certificates representing the number of Option Shares for which such Purchaser has exercised its option, each registered in the name of such Purchaser or its nominees, against payment of the Purchase Price Per Share with respect thereto by wire transfer of immediately available funds to an account or accounts previously designated by the Company. Upon the purchase of such Option Shares, the number of Shares to be purchased by each Purchaser hereunder shall be reduced automatically by an amount equal to the Option Shares purchased by such Purchaser under this Section 6.5. The option granted under this Section 6.5 shall expire immediately prior to the Closing.
                  6.6 Hart-Scott-Rodino.  To the extent applicable, whether made
                      -----------------
prior to or after the Closing, the Company and the Purchasers shall make all filings and furnish all information required with respect to the transactions contemplated by this Agreement by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and shall use their best efforts to obtain the early termination of the waiting period thereunder.
                  6.7      Access to Information.  Upon reasonable notice prior
                           ---------------------
to the Closing, the Company shall (and shall cause each of its Subsidiaries to) afford the

Purchasers and their Representatives reasonable access during normal business hours to its properties, books, contracts and records and personnel and advisors (who will be instructed by the Company to cooperate), and the Company shall (and shall cause each of the Subsidiaries to) furnish promptly to the Purchasers all information concerning its business, properties and personnel as the Purchasers or their Representatives may reasonably request, provided that any review will be conducted in a way that will not interfere unreasonably with the conduct of the Company's business, and provided, further, that no review pursuant to this
Section 6.7 shall affect or be deemed to modify any representation or warranty made by the Company.
                  6.8 Publicity.  Except as required by law, regulation or stock
                      ---------
exchange requirements, neither (A) the Company nor any of its Affiliates nor (B) the Purchasers or any of their respective Affiliates shall, without the consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. In the event that either (i) the Company or any of its Affiliates or (ii) the Purchasers or any of their respective Affiliates are required by law, regulation or stock exchange requirements to make any public announcement or issue any press release, such party or parties agree to consult with the other party or parties, to the extent feasible, as to the content of such public announcement or press release.
                  6.9  Certificates for Shares To Bear Legends.
                       ---------------------------------------

              (A) So long as the Shares or Conversion Shares are not sold pursuant to an effective registration statement under the Act or pursuant to Rule 144 under the Act, the Shares or the Conversion Shares shall bear the following legend by which each holder thereof shall be bound:
                           "THE SHARES  REPRESENTED BY THIS  CERTIFICATE MAY NOT
                  BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR
                  (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER."
                (B) If (i) any of the Shares or Conversion Shares are sold pursuant to an effective Registration Statement or Rule 144 promulgated under the Act, or (ii) the Shares or Conversion Shares may be sold pursuant to Rule 144(k) promulgated under the Act, the Company shall, upon the written request of the holders of the Shares or Conversion Shares and receipt by the Company of evidence reasonably satisfactory to it that such requirement has terminated (including a written opinion of outside counsel with respect to clause (ii) above), issue certificates for such Shares or Conversion Shares that do not bear all or part of the legend described in Section 6.9(A).
                  6.10     Reservation of Shares.  The Company shall at all
                           ---------------------
times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Preferred Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Preferred Stock from time to time.

         7.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                  COVENANTS.

                  Notwithstanding any investigation by the Purchasers, the representations, warranties, covenants and agreements contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder; provided that, the representations and warranties of the parties in Section 4 and Section 5 (other than the representations and warranties set forth in Sections 4.1, 4.2, 4.6, 4.16, 4.17 and 4.20) shall survive only for a period of three years after the Closing Date.

         8.       INDEMNIFICATION.

                  8.1  Indemnification by the Company.  In addition to all other
                       ------------------------------
sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchasers, their partners or stockholders and their respective Affiliates and the respective officers, directors, agents, employees, subsidiaries, partners, advisors, representatives and controlling Persons of each of the foregoing (each, an "indemnified party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("Liabilities") resulting from any legal, administrative or other actions brought by any Person or entity (including actions brought by the Company or any equity or debtholders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, the transactions contemplated hereby, or any indemnified party's role therein or in the transactions contemplated hereby (including Liabilities to which an indemnified party may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law, or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement, any preliminary prospectus, the Rights Offering Registration Statement or the Rights Offering Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided, however, that the Company will not be liable to the extent that such Liability is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of the Purchasers expressly for use in such document); provided, however, that the Company shall not be liable under this Section 8.1 to an indemnified party to the extent (i) that it is finally judicially determined that such Liabilities resulted primarily from the willful malfeasance of such indemnified party or (ii) any Liability arising out of the failure of the parties to make any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 prior to the Closing; and provided, further, that if and to the extent that such indemnification is unenforceable for any reason other than the immediately preceding proviso, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified Liabilities that shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for Liabilities as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party.
                  8.2 Notification.  Each indemnified party under this Section 8
                      ------------
will, promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company under Section 8, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability that it may have to such indemnified party unless the Company is materially prejudiced thereby. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at
                         --------   -------
its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the opinion of counsel to such indemnified party, (i) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (ii) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees
--------   -------
and expenses under this Article 8 for more than one firm of attorneys representing the indemnified parties (together, if appropriate, with one firm of local counsel per jurisdiction) in any one legal action or group of related legal actions. The Company shall not be liable for any settlement of such action or proceeding effected without its prior written consent, not to be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the

Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the Company agrees that it shall be liable for any settlement of any proceeding effected without the Company's written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request, and (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. The Company agrees that the Company will not, without the prior written consent of the Purchaser, not to be unreasonably withheld, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to any matter subject to indemnification hereunder unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other indemnified party from all liability arising or that may arise out of such claim, action or proceeding and the Purchasers and each other indemnified party are not obligated to take or forego taking any action, including the payment of money, thereunder. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, under federal and state securities laws, by separate agreement or otherwise.
        8.3      Registration Rights Agreement.  Notwithstanding anything to the
                 -----------------------------
contrary in this Section 8, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

         9.       TERMINATION.
                  9.1 Termination. Subject to Section 9.2, this Agreement may be
                      -----------
terminated at any time prior to the Closing:
            (A) by the Purchasers if (i) the Board of Directors determines not to give, withdraws, modifies or changes its approval or recommendation of the sale of the Shares to the Purchasers or any of the other matters contemplated by Sections 3.1.2 and 3.1.4, (ii) a Change of Control occurs or (iii) the Stockholder Meeting is held to consider the transactions contemplated hereby and the shareholders fail to approve the sale of the Shares to the Purchasers or any of the other matters contemplated by Sections 3.1.2 and 3.1.4;
             (B) by the Purchasers if there has been a material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which breach is incurable or has not been cured by the Company within 30 days after written notice from the Purchasers;
             (C) by the Company if there has been a material breach of any representation, warranty, covenant or agreement of the Purchasers contained in this Agreement, which breach is incurable or has not been cured by the Purchasers within 30 days after written notice from the Company;
             (D) by the Purchasers if any one or more of the conditions to the obligation of the Purchasers to close has not been fulfilled as of the scheduled Closing Date;

               (E)       by the Company if any one or more of the conditions to
the obligation of the Company to close has not been fulfilled as of the scheduled Closing Date;
               (F)        by the Company or the Purchasers, if the Closing shall
not have occurred on or before October 30, 1998; provided, however, that the right to terminate this Agreement under this Section 9.1(F) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;
                (G) by the Company or the Purchasers, if any judgment, injunction, order or decree enjoining the Company or the Purchasers from consummating the transactions contemplated by this Agreement is entered and such judgment, injunction, order or decree becomes final and nonappealable; provided, however, that the party seeking to terminate this Agreement must use all reasonable efforts to remove such judgment, injunction, order or decree; and
                (H)        by mutual written consent of the Company and the
Purchasers.
                  9.2 Expenses. Except as otherwise provided in the Registration
                      --------
Rights Agreement, each party hereto shall bear its own expenses arising out of the drafting, negotiation and execution of this Agreement, the Shareholders Agreement, the Rights Offering Registration Statement and the Registration Rights Agreement and the transactions contemplated herein and therein.
                  9.3 Effect of  Termination.  If this  Agreement is  terminated
                      ----------------------
pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except (A) to the extent such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement and (B) that the representation contained in Section 4.24 and the covenants and agreements contained in Sections 6.8, 8.1, 8.2, 9.2, 9.3 and 10 (except Section 10.2) shall survive the termination hereof.

         10.      MISCELLANEOUS.

                  10.1 Performance; Waiver. The provisions of this Agreement may
                       -------------------
be modified or amended, and waivers and consents to the performance and observance of the terms hereof may be given by written instrument executed and delivered by the Company and the Purchasers. The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter (unless performance thereof has been waived in accordance with the terms hereof for all purposes and at all times by the parties to whom the benefit of such performance is to be rendered). The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision of any other provision or as a waiver of the provision itself.
                  10.2 Extension or Modification of Rights Offering. Without the
                       --------------------------------------------
prior written consent of the Purchasers, the Company will not permit the Rights Offering Expiration Date to be extended or any of the other terms or conditions of the Rights, the Preferred Stock or the offering of the Preferred Stock for subscription as described in the Rights Offering Prospectus to be amended, modified or terminated in any material respect, except that, without such consent, the Company may waive irregularities in the manner of exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Purchasers. At the request of the Purchasers, the Company will extend the Rights Offering Expiration Date, but in no event shall any such extension (i) be made other than with the consent or at the request of the Purchasers or (ii) postpone the Rights Offering Expiration Date to a date more than 30 days later than the date set forth in the Rights Offering Prospectus.

                  10.3  Successors  and Assigns.  All covenants  and  agreements
                        -----------------------
contained in this Agreement by or on behalf of the parties hereto shall bind, and inure the benefit of, the respective successors and assigns of the parties hereto; provided, however, that the rights and obligations of either party hereto may not be assigned without the prior written consent of the other parties, except that prior to the Closing, the Purchasers may assign, with the prior written consent of the Company, not to be unreasonably withheld, all or a portion of their rights and obligations hereunder to an Affiliate of any of the Purchasers or to any Person for whom Carl Marks Management Company, L.P. acts as investment advisor, in which event the Purchasers will be relieved of their obligations hereunder to the extent so assumed by such Affiliate or Affiliates and such Affiliate or Affiliates shall be considered to be included within the term "Purchaser" for all purposes of this Agreement.
                  10.4  Notices.  All notices or other  communications  given or
                        -------
made hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in Person at, mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by a reputable overnight courier to, the following addresses (and shall be deemed effective at the time of receipt thereof).
                  If to the Company:

                           Seneca Foods Corporation
                           1162 Pittsford-Victor Road
                           Pittsford, New York 14534
                           Telecopy: (716) 385-4249
                           Attention:  Kraig H. Kayser, President and
                                         Chief Executive Officer

                  with a copy to:

                           Jaeckle Fleischmann & Mugel, LLP
                           Fleet Bank Building
                           Twelve Fountain Plaza
                           Buffalo, New York  14202-2292
                           Telecopy: (716) 856-0432
                           Attention: William I. Schapiro, Esq.

                  If to the Purchasers:

                           Carl Marks Strategic Investments, L.P.
                           Carl Marks Strategic Investments II, L.P.
                           Uranus Fund, Ltd.
                           c/o Carl Marks Management Company, L.P.
                           135 East 57th Street
                           New York, New York 10022
                           Telecopy:  (212) 980-2631
                           Attention:  Andrew M. Boas

                  with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York  10019-6064
                           Telecopy:   (212) 757-3990
                           Attention: John C. Kennedy, Esq.

or to such other address as the party to whom notice is to be given may have previously furnished notice in writing to the other in the manner set forth above.
                  10.5  Governing  Law.  THIS  AGREEMENT  HAS  BEEN  NEGOTIATED,
                        --------------
EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
                  10.6  Severability.   If  any  term,  provision,  covenant  or
                        ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each of the Company and the Purchasers direct that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.
                  10.7 Headings;  Interpretation. The index and section headings
                       -------------------------
herein are for convenience only and shall not affect the construction hereof. References to sections means sections of this Agreement unless the context otherwise requires. References to herein or hereof mean this Agreement.
                  10.8 Entire  Agreement.  This  Agreement  embodies  the entire
                       -----------------
agreement between the parties relating to the subject matter hereof and supersedes any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between the Company and the Purchasers, or between or among any agents, representatives, parents, Subsidiaries, Affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof.
                  10.9  No  Third  Party  Rights.  Except  for  the  indemnified
                        ------------------------
parties, directors and officers described in Article 8 and the rights of such Persons expressly created under Article 8, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any shareholder or debtholder of the Company) other than the parties hereto.
                  10.10   Counterparts.   This  Agreement  may  be  executed  in
                          ------------
counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

                                SENECA FOODS CORPORATION



                                By:  /s/Kraig H. Kayser
                                     --------------------------------
                                Name:   Kraig H. Kayser
                                Title:  President and Chief Executive Officer



                                 CARL MARKS STRATEGIC INVESTMENTS, L.P.

                                 By:  Carl Marks Management Company, L.P.,
                                        its general partner


                                 By:/s/Andrew M. Boas
                                    ---------------------------------
                                 Name: Andrew M. Boas
                                 Title:    General Partner

                                 CARL MARKS STRATEGIC INVESTMENTS II, L.P.

                                 By:  Carl Marks Management Company, L.P.,
                                            its general partner


                                        By: /s/Andrew M. Boas
                                            -------------------------
                                            Name:  Andrew M. Boas
                                            Title: General Partner

                                  URANUS FUND, LTD.

                                  By:  Carl Marks Offshore Management, Inc.,
                                         its Investment Manager



                                        By:  /s/Andrew M. Boas
                                             ------------------------
                                             Name:   Andrew M. Boas
                                             Title:  President

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